                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 _____________

                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               Simulations Plus, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                California                                 95-4595609
----------------------------------------        --------------------------------
(State of Incorporation or organization)        IRS Employer Identification No.)


40015 Sierra Highway, Building B-110, Palmdale, California        93550
----------------------------------------------------------        -----
(Address of principal executive offices)                       (Zip Code)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

   TITLE OF EACH CLASS                          NAME OF EACH EXCHANGE ON WHICH
   TO BE SO REGISTERED                          EACH CLASS IS TO BE REGISTERED
   -------------------                          ------------------------------
          None                                              None
          ----                                              ----

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

Common Stock, par value, $0.001 per share.

Non-Redeemable Warrants, each Warrant exercisable to purchase one share of Common Stock at an exercise price of $6.50 per share, subject to adjustment in certain circumstances.

Common Stock, par value $0.001 per share, issuable upon the exercise of the Non-Redeemable Warrants.

                                ________________
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         This registration statement relates to the registration with the Securities and Exchange Commission of (i) shares of Common Stock, par value $0.001 per share (the "Common Stock") and (ii) five-year non-redeemable warrants (the "Warrants"), each Warrant exercisable to purchase one share of Common Stock, of Simulations Plus, Inc., a California corporation (the "Registrant"). The description of the Common Stock and Warrants to be registered hereunder set forth under the captions "Description of Securities - Common Stock and "Description of Securities - Warrants," respectively, at page 51 of the Registrant's Prospectus which is included in the Registrant's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on September 19, 1996 (Registration No. 333-5600-LA), is incorporated herein by this reference.

Item 2.  Exhibits.

         2.1 The following documents are included as Exhibits, as indicated, to Registrant's Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission on September 19, 1996 (Registration No. 333-5600-LA), and incorporated herein by this reference:

                                                         Form SB-2
         Exhibit Description                           Exhibit Number
         -------------------                           --------------
Certificate of Incorporation of Registrant                   3.1

Bylaws of Registrant                                         3.2

Form of Common Stock Certificate*                            4.2

Form of Warrant Agreement                                   10.17

Form of Warrant Certificate                                 10.18

_________________
*To be filed by Amendment.

                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        SIMULATIONS PLUS, INC.
                                        (Registrant)




Dated:  October 31, 1996                By: /s/ WALTER S. WOLTOSZ
                                            --------------------------------
                                            Walter S. Woltosz, President
                                            and Chief Executive Officer